Exhibit 99.1

Filed by W. P. Carey & Co. LLC

Pursuant to Rule 425 under the Securities Act of 1933

and deemed filed pursuant to Rule 14a-12 of the Securities Exchange Act of 1934

Subject Company: W. P. Carey & Co. LLC

(Commission File Number: 001-13779)

FOR IMMEDIATE RELEASE

COMPANY CONTACT:	PRESS CONTACT:
Cheryl Sanclemente	Guy Lawrence
W. P. Carey & Co. LLC	Ross & Lawrence
212-492-8995	212-308-3333
csanclemente@wpcarey.com	gblawrence@rosslawpr.com

W. P. Carey Announces Second Quarter Financial Results

New York, NY – August 7, 2012 – Investment firm W. P. Carey & Co. LLC (NYSE: WPC) today reported financial results for the second quarter ended June 30, 2012.

QUARTERLY RESULTS

•

Funds from operations—as adjusted (AFFO) for the second quarter of 2012 decreased compared to the second quarter of 2011, to $27.8 million or $0.68 per diluted share from $73.0 million or $1.82 per diluted share, respectively. AFFO for the six months ended June 30, 2012 was $67.9 million or $1.66 per diluted share, compared to $112.2 million or $2.79 per diluted share for the comparable period in 2011. The higher levels in the 2011 periods were due to revenues earned from the merger of two of our managed CPA® REITS in May 2011 as discussed further below.

•

Cash flow from operating activities for the six months ended June 30, 2012 was $11.8 million compared to $48.6 million for the prior year period, while adjusted cash flow from operating activities was $58.3 million for the six months ended June 30, 2012 compared to $55.9 million for the prior year period.

•

Total revenues net of reimbursed expenses for the second quarter of 2012 was $47.5 million compared to $99.7 million for the second quarter of 2011. Total revenues net of reimbursed expenses for the six months ended June 30, 2012 decreased to $98.2 million compared to $157.9 million for the prior year period. Reimbursed expenses are excluded from total revenues because they have no impact on net income.

•	Total adjusted revenue, or revenue on a pro-rata basis, for the six months ended June 30, 2012 increased to $157.1 million compared to $149.0 million for the prior year period.

•

Net Income for the second quarter of 2012 was $31.8 million, compared to $81.4 million for the same period in 2011. For the six months ended June 30, 2012, net income was $44.1 million compared to $104.8 million for the comparable period in 2011.

•	We received approximately $8.3 million in cash distributions from our equity ownership in the CPA® REITs for the quarter ended June 30, 2012.

•	Further information concerning AFFO, adjusted cash flow from operating activities and total adjusted revenue—non-GAAP supplemental performance metrics—is presented in the accompanying tables.

PROPOSED CONVERSION TO REIT AND MERGER WITH CPA®:15

•

On February 21, 2012, we announced that our Board of Directors had approved our conversion to a real estate investment trust (“REIT”) and that our Board of Directors and the Board of Directors of our publicly held, non-traded REIT affiliate Corporate Property Associates 15 Incorporated (“CPA®:15”) had unanimously approved a definitive merger agreement pursuant to which W. P. Carey and CPA®:15 will merge immediately following the REIT conversion.

•

On July 30, 2012 the Securities and Exchange Commission declared effective the Registration Statement on Form S-4 related to the proposed REIT conversion and merger. The conversion to a REIT is subject to the approval of W. P. Carey shareholders and the merger with CPA®:15 is subject to approval of both the shareholders of W. P. Carey and the stockholders of CPA®:15. The special meetings for each company are expected to take place on September 13, 2012. Additionally, as previously disclosed, on July 23, 2012 the Company entered into a voting agreement with the Estate of William Polk Carey and W. P. Carey & Co., Inc., a wholly-owned corporation of the Estate, pursuant to which they have agreed to vote their shares in favor of the approval of the REIT conversion and the merger with CPA®:15. These transactions are also subject to customary closing conditions.

•

If the proposed merger is approved and the other closing conditions are satisfied, we currently expect that the closing will occur in the third quarter of 2012, although there can be no assurance of such timing.

W. P. Carey 6/30/2012 Earnings Release 8-K — 1

CPA®:17 – GLOBAL ACTIVITY

•

CPA®:17 – Global’s follow-on offering was declared effective by the SEC in April 2011, which ended its initial public offering. We have raised more than $2.3 billion on behalf of CPA®:17 – Global since beginning fundraising in December 2007. The follow-on offering is for up to an additional $1 billion of CPA®:17 – Global’s common stock.

•	Investment volume for CPA®:17 – Global in the second quarter of 2012 was approximately $70.5 million.

•

In the second quarter of 2012, we acquired five self storage facilities, comprising a total of approximately 385,000 square feet and located in Louisiana, Mississippi and Alabama. The total purchase price was approximately $17 million.

•

In addition, we provided approximately $18 million of build-to-suit financing to Sabre Industries, Inc. for the construction of an approximately 300,000 square foot industrial facility in Sioux City, Iowa. Upon completion, the facility will be leased on a long term, triple-net basis to Sabre Communications Corporation.

CAREY WATERMARK INVESTORS ACTIVITY

•	From the beginning of its initial public offering, Carey Watermark Investors (“CWI”), our lodging-focused non-traded REIT offering, has raised $84.0 million.

•	In the second quarter of 2012, CWI completed two investments: the Hampton Inn Boston/Braintree and the Hilton Garden Inn New Orleans French Quarter/CBD.

•	In July of 2012, CWI completed an investment in Lake Arrowhead Resort & Spa located in Lake Arrowhead, California.

ASSET MANAGEMENT ACTIVITY

•

As of June 30, 2012, W. P. Carey and our CPA® REITs secured approximately $220 million in debt financings. Approximately $77 million represented refinancing of maturing debt on thirteen properties; interest rates on these refinancings averaged more than 240 basis points below the rates on original financings. Approximately $143 million represented financing of new acquisitions or properties that had initially been acquired on an all equity basis.

ASSETS UNDER OWNERSHIP AND MANAGEMENT AS OF JUNE 30, 2012

•	W. P. Carey is the advisor to the CPA® REITs and CWI, which had aggregate real estate assets of $9.5 billion and total assets of $10.2 billion.

•

The occupancy rate of W. P. Carey’s 11 million square foot owned portfolio was approximately 94%. In addition, for the 106 million square feet owned by the CPA® REITs, the average occupancy rate was approximately 99%.

•	The W. P. Carey Group’s assets under ownership and management total approximately $12.7 billion.

DISTRIBUTIONS

The Board of Directors raised the quarterly cash distribution to $0.567 per share for the second quarter of 2012. The distribution—our 45th consecutive quarterly increase—was paid on July 16, 2012 to shareholders of record as of July 2, 2012.

Commenting on the Company’s quarterly results, Trevor Bond, President and Chief Executive Officer, noted, “Last year’s liquidation of CPA®:14 skewed our first half 2011 results such that a comparison with the same period in 2012 is less meaningful. For example, we recognized $52.5 million in termination and subordination disposition revenues in the second quarter of 2011 in connection with that liquidation, which took place via a merger of CPA®:14 and CPA®:16 – Global. This impacted AFFO by $1.01 per diluted share for the first half of 2011. Without that transaction, the core business would have generated AFFO of $1.78 per share during the

W. P. Carey 6/30/2012 Earnings Release 8-K — 2

first six months of 2011 as compared to $1.66 per share during the same period in 2012. Most of the remaining difference in AFFO is due to lower structuring revenues resulting from lower deal volume for the first half of this year. Deal volume has historically been a more widely variable source of revenues as compared to rental income and asset management fees. As a result of recent acquisitions, structuring revenues have decreased as a percentage of total revenues. Our proposed merger with CPA®:15 will further improve the stability of our revenues by shifting the revenue mix significantly in favor of rental income from owned assets. Dividend growth and coverage remains our paramount goal, and the increase in Adjusted Cash Flow from Operations year to date demonstrates our continued ability to cover the dividend notwithstanding periodic swings in investment volume.”

CONFERENCE CALL & WEBCAST

Please call at least 10 minutes prior to call to register.

Time: Tuesday, August 7, 2012 at 11:00 AM (ET)

Call-in Number: 800-860-2442

(International) +1-412-858-4600

Webcast: www.wpcarey.com/earnings

Podcast: www.wpcarey.com/podcast

Available after 2:00 PM (ET)

Replay Number: 877-344-7529

(International) +1-412-317-0088

Replay Passcode: 10016503

Replay Available until August 22, 2012 at 9:00 AM (ET).

W. P. Carey & Co. LLC

W. P. Carey & Co. LLC (NYSE: WPC) is an investment company that provides long term sale leaseback and build to suit financing for companies worldwide and manages a global investment portfolio of approximately $12.7 billion. Publicly traded on the New York Stock Exchange, W. P. Carey and its CPA® series of non-traded REITs help companies and private equity firms unlock capital tied up in real estate assets. The W. P. Carey Group’s investments are highly diversified, comprising contractual agreements with approximately 284 long term corporate tenants spanning 28 industries and 18 countries. http://www.wpcarey.com

Individuals interested in receiving future updates on W. P. Carey via e-mail can register at www.wpcarey.com/alerts.

This press release contains forward-looking statements within the meaning of the Federal securities laws. A number of factors could cause the Company’s actual results, performance or achievement to differ materially from those anticipated. Among those risks, trends and uncertainties are the general economic climate; the supply of and demand for office and industrial properties; interest rate levels; the availability of financing; and other risks associated with the acquisition and ownership of properties, including risks that the tenants will not pay rent, or that costs may be greater than anticipated. For further information on factors that could impact the Company, reference is made to the Company’s filings with the Securities and Exchange Commission.

W. P. Carey 6/30/2012 Earnings Release 8-K — 3

W. P. CAREY & CO. LLC

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Revenues
Asset management revenue	$15,636	$16,619	$31,238	$36,439
Structuring revenue	3,622	5,735	11,260	21,680
Incentive, termination and subordinated disposition revenue	—	52,515	—	52,515
Wholesaling revenue	4,080	2,922	7,867	6,202
Reimbursed costs from affiliates	20,484	17,059	39,221	34,778
Lease revenues	17,228	16,217	34,859	30,089
Other real estate income	6,992	5,709	12,984	10,992

	68,042	116,776	137,429	192,695

Operating Expenses
General and administrative	(26,582)	(24,585)	(53,491)	(45,908)
Reimbursable costs	(20,484)	(17,059)	(39,221)	(34,778)
Depreciation and amortization	(6,733)	(5,891)	(13,528)	(10,501)
Property expenses	(3,404)	(2,819)	(5,989)	(5,708)
Other real estate expenses	(2,431)	(2,942)	(4,930)	(5,499)
Impairment charges	(1,003)	—	(3,660)	—

	(60,637)	(53,296)	(120,819)	(102,394)

Other Income and Expenses
Other interest income	155	560	658	1,235
Income from equity investments in real estate and the REITs	28,345	15,072	42,331	21,288
Gain on change in control of interests	—	27,859	—	27,859
Other income and (expenses)	1,218	4,758	1,524	5,239
Interest expense	(7,246)	(5,355)	(14,591)	(9,671)

	22,472	42,894	29,922	45,950

Income from continuing operations before income taxes	29,877	106,374	46,532	136,251
Benefit from (provision for) income taxes	1,882	(25,030)	187	(32,597)

Income from continuing operations	31,759	81,344	46,719	103,654

Discontinued Operations
(Loss) income from operations of discontinued properties	(231)	(122)	(273)	403
(Loss) gain on sale of real estate	(298)	(121)	(479)	660
Impairment charges	—	(41)	(3,068)	(41)

(Loss) income from discontinued operations	(529)	(284)	(3,820)	1,022

Net Income	31,230	81,060	42,899	104,676
Add: Net loss attributable to noncontrolling interests	480	384	1,058	714
Less: Net loss (income) attributable to redeemable noncontrolling interest	67	(1)	110	(604)

Net Income Attributable to W. P. Carey Members	$31,777	$81,443	$44,067	$104,786

Basic Earnings Per Share
Income from continuing operations attributable to W. P. Carey members	$0.79	$2.03	$1.17	$2.57
(Loss) income from discontinued operations attributable to W. P. Carey members	(0.01)	(0.01)	(0.09)	0.03

Net income attributable to W. P. Carey members	$0.78	$2.02	$1.08	$2.60

Diluted Earnings Per Share
Income from continuing operations attributable to W. P. Carey members	$0.78	$2.00	$1.15	$2.55
(Loss) income from discontinued operations attributable to W. P. Carey members	(0.01)	(0.01)	(0.09)	0.03

Net income attributable to W. P. Carey members	$0.77	$1.99	$1.06	$2.58

Weighted Average Shares Outstanding
Basic	40,047,220	39,782,796	40,218,677	39,760,676

Diluted	40,757,055	40,243,548	40,828,646	40,192,418

Amounts Attributable to W. P. Carey Members
Income from continuing operations, net of tax	$32,306	81,727	47,887	103,764
(Loss) income from discontinued operations, net of tax	(529)	(284)	(3,820)	1,022

Net income	$31,777	$81,443	$44,067	$104,786

Distributions Declared Per Share	$0.567	0.550	1.132	1.062

W. P. Carey 6/30/2012 Earnings Release 8-K — 4

W. P. CAREY & CO. LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(in thousands)

	Six Months Ended June 30,
	2012	2011
Cash Flows — Operating Activities
Net income	$42,899	$104,676
Adjustments to net income:
Depreciation and amortization, including intangible assets and deferred financing costs	15,054	12,782
Income from equity investments in real estate and the REITs (in excess of) less than distributions received	(17,013)	223
Straight-line rent and financing lease adjustments	(2,016)	(1,386)
Amortization of deferred revenue	(4,718)	(1,573)
Gain on sale of real estate	(1,505)	(660)
Unrealized loss (gain) on foreign currency transactions and others	23	(371)
Realized loss (gain) on foreign currency transactions and others	535	(1,188)
Management income received in shares of affiliates	(14,005)	(52,142)
Gain on conversion of shares	—	(3,806)
Gain on change in control of interests	—	(27,859)
Impairment charges	6,728	41
Stock-based compensation expense	9,755	8,628
Deferred acquisition revenue received	13,322	15,462
Increase in structuring revenue receivable	(4,906)	(9,222)
(Decrease) increase in income taxes, net	(12,206)	16,532
Net changes in other operating assets and liabilities	(20,142)	(11,543)

Net cash provided by operating activities	11,805	48,594

Cash Flows — Investing Activities
Distributions received from equity investments in real estate and the REITs in excess of equity income	15,909	11,891
Capital contributions to equity investments	(180)	(2,297)
Purchase of interests in CPA®:16 — Global	—	(121,315)
Purchases of real estate and equity investments in real estate	—	(24,323)
Capital expenditures	(1,812)	(1,375)
Cash acquired on acquisition of subsidiaries	—	57
Proceeds from sale of real estate	25,195	10,643
Proceeds from sale of securities	198	777
Funding of short-term loans to affiliates	—	(94,000)
Proceeds from repayment of short-term loans to affiliates	—	94,000
Funds placed in escrow	(5,577)	(3,899)
Funds released from escrow	7,647	2,030

Net cash provided by (used in) investing activities	41,380	(127,811)

Cash Flows — Financing Activities
Distributions paid	(46,013)	(40,849)
Contributions from noncontrolling interests	1,480	1,459
Distributions paid to noncontrolling interests	(1,165)	(2,822)
Purchase of noncontrolling interest	—	(7,502)
Scheduled payments of mortgage principal	(10,262)	(9,897)
Proceeds from mortgage financing	1,250	7,438
Proceeds from line of credit	15,000	231,410
Repayments of line of credit	(15,000)	(140,000)
Payment of financing costs	(123)	(831)
Proceeds from issuance of shares	5,692	1,018
Windfall tax benefit associated with stock-based compensation awards	6,607	872

Net cash (used in) provided by financing activities	(42,534)	40,296

Change in Cash and Cash Equivalents During the Period
Effect of exchange rate changes on cash	(148)	689

Net increase (decrease) in cash and cash equivalents	10,503	(38,232)
Cash and cash equivalents, beginning of period	29,297	64,693

Cash and cash equivalents, end of period	$39,800	$26,461

W. P. Carey 6/30/2012 Earnings Release 8-K — 5

W. P. CAREY & CO. LLC

Financial Highlights (Unaudited)

(in thousands, except per share amounts)

These financial highlights include non-GAAP financial measures, including earnings before interest, taxes, depreciation and amortization (“EBITDA”), funds from operations—as adjusted (“AFFO”) and adjusted cash flow from operating activities. A description of these non-GAAP financial measures and reconciliations to the most directly comparable GAAP measures is provided on the following pages.

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
EBITDA(a)
Investment management	$451	$55,524	$4,371	$75,068
Real estate ownership	43,524	63,669	68,243	84,997

Total	$43,975	$119,193	$72,614	$160,065

AFFO (a)
Investment management	$(271)	$46,184	$10,771	$65,019
Real estate ownership	28,092	26,860	57,121	47,167

Total	$27,821	$73,044	$67,892	$112,186

EBITDA Per Share (Diluted)(a)
Investment management	$0.01	$1.38	$0.11	$1.87
Real estate ownership	1.07	1.58	1.67	2.11

Total	$1.08	$2.96	$1.78	$3.98

AFFO Per Share (Diluted)(a)
Investment management	$(0.01)	$1.15	$0.26	$1.62
Real estate ownership	0.69	0.67	1.40	1.17

Total	$0.68	$1.82	$1.66	$2.79

Adjusted Cash Flow From Operating Activities
Adjusted cash flow			$58,323	$55,916

Distributions declared			$46,659	$42,561

(a)

Effective April 1, 2012, we include cash distributions and deferred revenue received and earned from the operating partnerships of CPA®:16 – Global, CPA®:17 – Global and CWI in our Real Estate Ownership segment. Results of operations for the prior year periods have been reclassified to conform to the current period presentation. Additionally, during the third quarter of 2011, CPA®:16 – Global finalized its assessment of the fair values of the assets acquired and liabilities assumed in connection with the CPA®:14/16 merger and made certain adjustments during that quarter. Our proportionate share of the adjustments before income taxes was approximately $2.6 million. In accordance with current accounting guidance, we have retrospectively adjusted our results of operations in our Real Estate Ownership segment for the three and six months ended June 30, 2011 to include such adjustments.

W. P. Carey 6/30/2012 Earnings Release 8-K — 6

W. P. CAREY & CO. LLC

Reconciliation of Net Income to EBITDA (Unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Investment Management
Net income from investment management attributable to W. P. Carey members(a)	$2,153	$28,601	$4,513	$39,963
Adjustments:
(Benefit from) provision for income taxes	(2,644)	26,056	(2,022)	33,436
Depreciation and amortization	942	867	1,880	1,669

EBITDA — investment management	$451	$55,524	$4,371	$75,068

EBITDA per share (diluted)	$0.01	$1.38	$0.11	$1.87

Real Estate Ownership
Net income from real estate ownership attributable to W. P. Carey members(a)	$29,624	$52,842	$39,554	$64,823
Adjustments:
Interest expense	7,246	5,355	14,591	9,671
Provision for (benefit from) income taxes	762	(1,026)	1,835	(839)
Depreciation and amortization	5,791	5,024	11,648	8,832
Reconciling items attributable to discontinued operations	101	1,474	615	2,510

EBITDA — real estate ownership	$43,524	$63,669	$68,243	$84,997

EBITDA per share (diluted)	$1.07	$1.58	$1.67	$2.11

Total Company
EBITDA	$43,975	$119,193	$72,614	$160,065

EBITDA per share (diluted)	$1.08	$2.96	$1.78	$3.98

Diluted weighted average shares outstanding	40,757,055	40,243,548	40,828,646	40,192,418

(a)

Effective April 1, 2012, we include cash distributions and deferred revenue received and earned from the operating partnerships of CPA®:16 – Global, CPA®:17 – Global and CWI in our Real Estate Ownership segment. Results of operations for the prior year periods have been reclassified to conform to the current period presentation. Additionally, during the third quarter of 2011, CPA®:16 – Global finalized its assessment of the fair values of the assets acquired and liabilities assumed in connection with the CPA®:14/16 merger and made certain adjustments during that quarter. Our proportionate share of the adjustments before income taxes was approximately $2.6 million. In accordance with current accounting guidance, we have retrospectively adjusted our results of operations in our Real Estate Ownership segment for the three and six months ended June 30, 2011 to include such adjustments.

Non-GAAP Financial Disclosure

EBITDA as disclosed represents earnings before interest, taxes, depreciation and amortization. We believe that EBITDA is a useful supplemental measure to investors and analysts for assessing the performance of our business segments, although it does not represent net income that is computed in accordance with GAAP, because it removes the impact of our capital structure and asset base from our operating results and because it is helpful when comparing our operating performance to that of companies in our industry without regard to such items, which can vary substantially from company to company. Accordingly, EBITDA should not be considered as an alternative to net income as an indicator of our financial performance. EBITDA may not be comparable to similarly titled measures of other companies. Therefore, we use EBITDA as one measure of our operating performance when we formulate corporate goals, evaluate the effectiveness of our strategies, and determine executive compensation.

W. P. Carey 6/30/2012 Earnings Release 8-K — 7

W. P. CAREY & CO. LLC

Reconciliation of Net Income to Funds From Operations — as adjusted (AFFO) (Unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Investment Management
Net Income from investment management attributable to W. P. Carey members (a)	$2,153	$28,601	$4,513	$39,963

FFO — as defined by NAREIT (b)	2,153	28,601	4,513	39,963

Adjustments:
Amortization and other non-cash charges	(3,944)	17,583	3,617	25,056
Realized gains on foreign currency, derivatives and other	(23)	—	(23)	—
Amortization of deferred financing costs	286	—	570	—
Merger expenses	1,257	—	2,094	—

Total adjustments	(2,424)	17,583	6,258	25,056

AFFO — Investment Management	$(271)	$46,184	$10,771	$65,019

Real Estate Ownership
Net Income from real estate ownership attributable to W. P. Carey members (a)	$29,624	$52,842	$39,554	$64,823
Adjustments:
Depreciation and amortization of real property	5,673	6,240	11,820	10,715
Impairment charges (b)	1,003	41	6,728	41
(Gain) loss on sale of real estate, net	(1,686)	121	(1,505)	(660)
Proportionate share of adjustments to equity in net income of partially owned entities to arrive at FFO:
Depreciation and amortization of real property	730	1,328	1,628	2,876
Impairment charges (b)	—	—	—	1,090
(Gain) loss on sale of real estate, net	(15,557)	34	(15,415)	34
Proportionate share of adjustments for noncontrolling interests to arrive at FFO	(434)	(123)	(868)	(319)

Total adjustments	(10,271)	7,641	2,388	13,777

FFO — as defined by NAREIT (b)	19,353	60,483	41,942	78,600

Adjustments:
Gain on change in control of interests (c)	—	(27,859)	—	(27,859)
Other depreciation, amortization and non-cash charges	(88)	(2,167)	(757)	(2,802)
Realized losses on foreign currency, derivatives and other	542	—	542	—
Amortization of deferred financing costs	402	—	866	—
Straight-line and other rent adjustments	(883)	(1,020)	(1,998)	(1,437)
Above-market rent intangible lease amortization, net	111	—	111	—
Merger expenses	1,359	—	2,625	—
Proportionate share of adjustments to equity in net income of partially owned entities to arrive at AFFO:
Straight-line and other rent adjustments	(363)	(142)	(776)	(764)
Below-market rent intangible lease amortization, net	(3)	—	(3)	—
AFFO adjustments to equity earnings from equity investments	7,687	(2,508)	14,613	1,270
Proportionate share of adjustments for noncontrolling interests to arrive at AFFO	(25)	73	(44)	159

Total adjustments	8,739	(33,623)	15,179	(31,433)

AFFO — Real Estate Ownership	$28,092	$26,860	$57,121	$47,167

Total Company
FFO — as defined by NAREIT	$21,506	$89,084	$46,455	$118,563

FFO — as defined by NAREIT per share (diluted)	$0.53	$2.21	$1.14	$2.95

AFFO	$27,821	$73,044	$67,892	$112,186

AFFO per share (diluted)	$0.68	$1.82	$1.66	$2.79

Diluted weighted average shares outstanding	40,757,055	40,243,548	40,828,646	40,192,418

W. P. Carey 6/30/2012 Earnings Release 8-K — 8

(a)

Effective April 1, 2012, we include cash distributions and deferred revenue received and earned from the operating partnerships of CPA®:16 – Global, CPA®:17 – Global and CWI in our Real Estate Ownership segment. Results of operations for the prior year periods have been reclassified to conform to the current period presentation. Additionally, during the third quarter of 2011, CPA®:16 – Global finalized its assessment of the fair values of the assets acquired and liabilities assumed in connection with the CPA®:14/16 merger and made certain adjustments during that quarter. Our proportionate share of the adjustments before income taxes was approximately $2.6 million. In accordance with current accounting guidance, we have retrospectively adjusted our results of operations in our Real Estate Ownership segment for the three and six months ended June 30, 2011 to include such adjustments.

(b)	The SEC Staff has recently advised that they take no position on the inclusion or exclusion of impairment write-downs in arriving at Funds From Operations (“FFO”). Since 2003, the National Association of Real Estate Investment Trusts (“NAREIT”) has taken the position that the exclusion of impairment charges is consistent with its definition of FFO. Accordingly, we have revised our computation of FFO to exclude impairment charges, if any, in arriving at FFO for all periods presented.
(c)

Represents gain recognized on purchase of the remaining interests in two investments from CPA®:14, which we had previously accounted for under the equity method. In connection with purchasing these properties, we recognized a net gain of $27.9 million during the three and six months ended June 30, 2011 to adjust the carrying value of our existing interests in these investments to their estimated fair values.

Non-GAAP Financial Disclosure

FFO is a non-GAAP measure defined by NAREIT. NAREIT defines FFO as net income or loss (as computed in accordance with GAAP) excluding: depreciation and amortization expense from real estate assets, impairment charges on real estate, gains or losses from sales of depreciated real estate assets and extraordinary items; however, FFO related to assets held for sale, sold or otherwise transferred and included in the results of discontinued operations are included. These adjustments also incorporate the pro rata share of unconsolidated subsidiaries. FFO is used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers. Although NAREIT has published this definition of FFO, companies often modify this definition as they seek to provide financial measures that meaningfully reflect their distinctive operations.

We modify the NAREIT computation of FFO to include other adjustments to GAAP net income to adjust for certain non-cash charges such as amortization of intangibles, deferred income tax benefits and expenses, straight-line rents, stock compensation, gains or losses from extinguishment of debt and deconsolidation of subsidiaries and unrealized foreign currency exchange gains and losses. We refer to our modified definition of FFO as AFFO. We exclude these items from GAAP net income as they are not the primary drivers in our decision making process. Our assessment of our operations is focused on long-term sustainability and not on such non-cash items, which may cause short-term fluctuations in net income but have no impact on cash flows, and we therefore use AFFO as one measure of our operating performance when we formulate corporate goals, evaluate the effectiveness of our strategies, and determine executive compensation.

We believe that AFFO is a useful supplemental measure for investors to consider because it will help them to better assess the sustainability of our operating performance without the potentially distorting impact of these short-term fluctuations. However, there are limits on the usefulness of AFFO to investors. For example, impairment charges and unrealized foreign currency losses that we exclude may become actual realized losses upon the ultimate disposition of the properties in the form of lower cash proceeds or other considerations.

W. P. Carey 6/30/2012 Earnings Release 8-K — 9

W. P. CAREY & CO. LLC

Adjusted Cash Flow from Operating Activities (Unaudited)

(in thousands, except per share amounts)

Summarized Cash Flow Information:

	Six Months Ended June 30,
	2012	2011
Cash flow provided by operating activities	$11,805	$48,594

Cash flow provided by (used in) investing activities	$41,380	$(127,811)

Cash flow (used in) provided by financing activities	$(42,534)	$40,296

Reconciliation of Adjusted Cash Flow from Operating Activities:

Cash flow provided by operating activities	$11,805	$48,594
Adjustments related to equity method investments:
Add: Distributions received from equity investments in real estate in excess of equity income	15,909	11,891
Less: Distributions received from equity investments in real estate in excess of equity income — attributable to financing activities	—	(2,115)

Distributions received from equity investments in real estate in excess of equity income — attributable to operating activities (a)	15,909	9,776

Adjustments related to noncontrolling interests:
Less: Distributions (paid to) net of contributions received from noncontrolling interests	315	(1,363)
Add: Distributions paid to (received from) noncontrolling interests, net not attributable to operating activities	—	1,300

Distributions received from (paid to) noncontrolling interests, attributable to operating activities (b)	315	(63)

Adjustments related to changes in working capital: (c)
Net changes in other assets and liabilities	20,142	11,543
Net prepayment of income taxes at end of period	10,152	9,500

	30,294	21,043

CPA®:14/16 Merger — revenue, net of taxes on special distribution (d)	—	(23,434)

Adjusted cash flow from operating activities (inclusive of merger costs totaling $4.7 million in 2012) (e)	$58,323	$55,916

Distributions declared	$46,659	$42,561

(a)	Cash flow provided by operating activities on a GAAP basis does not include distributions that we receive from equity investments in excess of our equity income. All such excess distributions, including our share of distributions of property-level cash flows in excess of operating income, are reported as cash flows provided by investing activities in our statement of cash flows. In calculating adjusted cash flow from operating activities, we make an adjustment to our reported cash flow provided by operating activities to add such distributions to the extent they relate to our pro rata share of property-level operating income, after deducting any portion of such distributions attributable to the financing or investment activities of the underlying jointly-owned investment.
(b)	Cash flow provided by operating activities on a GAAP basis does not include contributions that we receive from noncontrolling interests and distributions that we pay to noncontrolling interests in our consolidated jointly-owned investments. All such contributions and distributions, including contributions to and distributions of property-level operating cash flows, are reported as cash flows used in or provided by financing activities in our statement of cash flows. In calculating adjusted cash flow from operating activities, we make adjustments to our reported cash flow provided by operating activities to add contributions received from noncontrolling interests and subtract distributions paid to noncontrolling interests to the extent these contributions or distributions relate to operating activities of the underlying property jointly-owned investments.

W. P. Carey 6/30/2012 Earnings Release 8-K — 10

(c)	Cash flow provided by operating activities on a GAAP basis includes adjustments to reflect the impact of the “net changes in other operating assets and liabilities” as well as the change in income taxes, net. We make adjustments to cash flow provided by operating activities to incorporate changes between reporting periods in other assets and liabilities, including accrued and prepaid income taxes, as we believe that these adjustments better reflect cash generated from core operations.
(d)

Amount represents subordinated disposition revenue of $21.3 million earned in connection with the CPA®:14/16 merger, and taxes of $2.2 million on a special distribution made in connection with the CPA®:14/16 merger. We make an adjustment to deduct this revenue because it is generally earned in connection with one-time liquidity events as opposed to cash flow generated from our core operations.

(e)	Adjusted cash flow from operating activities for the six months ended June 30, 2012 includes a reduction of $4.7 million as a result of charges incurred in connection with the Merger. Management does not consider these costs to be an ongoing cash outflow when evaluating cash flow generated from our core operations using this supplemental financial measure.

Non-GAAP Financial Disclosure

Adjusted cash flow from operating activities refers to our cash flow from operating activities (as computed in accordance with GAAP) adjusted, where applicable, primarily to: add cash distributions of property-level operating cash flows that we receive from our investments in unconsolidated real estate jointly-owned investments in excess of our equity income; subtract cash distributions of property-level operating cash flows that we make to our noncontrolling partners in real estate jointly-owned investments that we consolidate net of such partners’ contributions to our share of property-level operating cash flows; and eliminate changes in working capital. We hold a number of interests in real estate jointly-owned investments, and we believe that adjusting our GAAP cash flow provided by operating activities to reflect these actual cash receipts and cash payments that are attributable to the property-level operating cash flows of the underlying jointly-owned investments, as well as eliminating the effect of timing differences between the payment of certain liabilities and the receipt of certain receivables in a period other than that in which the item is recognized, may give investors additional information about our actual cash flow that is not incorporated in cash flow from operating activities as defined by GAAP. The jointly-owned investments are property-owning entities and their activities are generally limited to receiving rental income, financing the property and ultimately disposing of the property. Distributions and contributions related to these activities are based on the ownership percentages of the partners in each jointly-owned investment. In accordance with each jointly-owned investment’s operating agreement, the jointly-owned investment partners generally participate in the investment’s operating cash flow, debt financing and proceeds from property distributions. Distributions of cash to the jointly-owned investment partners are typically made on a monthly basis.

We believe that adjusted cash flow from operating activities is a useful supplemental measure for assessing the cash flow generated from our core operations as it gives investors important information about our liquidity that is not provided within cash flow from operating activities as defined by GAAP, and we use this measure when evaluating distributions to shareholders. Adjusted cash flow from operating activities should not be considered as an alternative to cash provided by operating activities computed on a GAAP basis as a measure of our liquidity.

W. P. Carey 6/30/2012 Earnings Release 8-K — 11

W. P. CAREY & CO. LLC

Total Adjusted Revenue (Pro rata Basis) (Unaudited)

(in thousands, except percentages)

	Three Months Ended June 30,				Six Months Ended June 30,
	2012		2011 (e)		2012		2011 (e)
	Revenue	%	Revenue	%	Revenue	%	Revenue	%
Asset management revenue	$15,636	20%	$16,619	23%	$31,238	20%	$36,439	24%
Structuring revenue (a)	3,622	5%	5,735	8%	11,260	7%	21,680	15%

Investment management revenues	19,258	25%	22,354	31%	42,498	27%	58,119	39%
Real estate revenues	57,205	75%	50,078	69%	114,586	73%	90,872	61%

Total Adjusted Revenue	$76,463	100%	$72,432	100%	$157,084	100%	$148,991	100%

Reconciliation of Total Adjusted Revenue
Total revenue — as reported	$68,042		$116,776		$137,429		$192,695
Less: Reimbursed costs from affiliates (b)	(20,484)		(17,059)		(39,221)		(34,778)
Less: Wholesaling revenue (b)	(4,080)		(2,922)		(7,867)		(6,202)
Less: Incentive, termination and subordinated disposition revenue (c)	—		(52,515)		—		(52,515)
Add: Lease revenues — discontinued operations	45		1,622		793		3,430
Add: Pro rata share of revenues from equity investments	5,738		7,129		12,150		14,980
Less: Pro rata share of revenues due to noncontrolling interests	(422)		(666)		(850)		(1,741)
Add: Pro rata share of revenues from CPA® REITs	20,161		18,094		40,213		29,334
Add: Total distributions of available cash — CPA® REITs	7,463		1,973		14,437		3,788

Total Adjusted Revenue	$76,463		$72,432		$157,084		$148,991

Reconciliation of Real Estate Revenues
Lease revenues — as reported	$17,228		$16,217		$34,859		$30,089
Lease revenues — discontinued operations	45		1,622		793		3,430

Total consolidated lease revenues	17,273		17,839		35,652		33,519
Add: Pro rata share of revenues from equity investments	5,738		7,129		12,150		14,980
Less: Pro rata share of revenues due to noncontrolling interests	(422)		(666)		(850)		(1,741)

Total pro rata net lease revenues	22,589		24,302		46,952		46,758

Add: Pro rata share of revenues from CPA® REITs:
CPA®:14	—		860		—		4,484
CPA®:15	3,947		4,152		7,978		8,040
CPA®:16 — Global	15,514		12,734		30,919		16,226
CPA®:17 — Global	700		348		1,316		584

Total pro rata share of revenues from CPA® REITs	20,161		18,094		40,213		29,334
Add: Distributions of available cash — CPA® REITs
CPA®:16 — Global	3,598		—		7,879		—
CPA®:17 — Global	3,865		1,973		6,558		3,788

Total distributions of available cash — CPA® REITs	7,463		1,973		14,437		3,788
Add: Other real estate income (d)	6,992		5,709		12,984		10,992

Total Real Estate Revenues	$57,205		$50,078		$114,586		$90,872

(a)

We earn structuring revenue on acquisitions structured on behalf of the CPA® REITS and CWI that we manage and expect significant period-to-period variation in such revenue based on changes in investment volume. Investments structured on behalf of the CPA® REITS and CWI totaled approximately $98 million and $249 million for the three months ended June 30, 2012 and 2011, respectively, and approximately $270 million and $594 million for the six months ended June 30, 2012 and 2011, respectively.

(b)

Total adjusted revenue excludes reimbursements of costs received from the affiliated CPA® REITs and CWI as they have no impact on net income. Also excluded is wholesaling revenue earned in connection with CPA®:17 – Global’s and CWI’s public offerings, which is substantially offset by underwriting costs incurred in connection with the offering.

(c)

In connection with providing a liquidity event for CPA®:14 shareholders, in May 2011, we earned termination revenue of $31.2 million and subordinated disposition revenue of $21.3 million, which we received in shares of CPA®:14 and cash, respectively. These CPA®:14 shares were subsequently converted to shares of CPA®:16 – Global in connection with the CPA®:14/16 merger.

(d)	Other real estate income generally consists of revenue from Carey Storage Management LLC, a subsidiary that invests in domestic self-storage properties and Livho, Inc., a subsidiary that operates a hotel franchise. Other real estate income also includes lease termination payments and other non-rent related revenues from real estate ownership, and as a result, we expect Other real estate income to fluctuate period to period.
(e)	Amounts presented for prior year periods do not reflect adjustments to prior period amounts for assets reclassified as held for sale or sold in the current period and reflected as discontinued operations.

W. P. Carey 6/30/2012 Earnings Release 8-K — 12

W. P. CAREY & CO. LLC

Selected Investment Management Fees and Distributions (Unaudited)

(in thousands)

	Asset Management Revenue				Asset Management Revenue
	Base Asset Management Revenue	Performance Revenue	Distributions of Available Cash	Total	Base Asset Management Revenue	Performance Revenue	Distributions of Available Cash	Total
	Three Months Ended June 30, 2012				Six Months Ended June 30, 2012
CPA®:15	$3,072	$—	$—	$3,072	$6,210	$—	$—	$6,210
CPA®:16 — Global	4,597	3,072	3,598	11,267	9,298	6,209	7,879	23,386
CPA®:17 — Global	4,765	—	3,865	8,630	9,318	—	6,558	15,876
CWI/Other	130	—	—	130	203	—	—	203

Total	$12,564	$3,072	$7,463	$23,099	$25,029	$6,209	$14,437	$45,675

	Three Months Ended June 30, 2011				Six Months Ended June 30, 2011
Total	$11,532	$5,087	$1,973	$18,592	$22,878	$13,561	$3,788	$40,227

W. P. Carey 6/30/2012 Earnings Release 8-K — 13